UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 24, 2019

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37‑0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01:	Entry into a Material Definitive Agreement

Effective June 21, 2019, Horace Mann Educators Corporation (Company), as borrower, replaced its current line of credit with a new five-year Credit Agreement. The new agreement increases the amount available on the senior revolving credit facility to $225 million from $150 million. PNC Capital Markets, LLC and JPMorgan Chase Bank, N.A. serve as joint leads on the new agreement, with The Northern Trust Company, U.S. Bank National Association, KeyBank National Association, Comerica Bank and Illinois National Bank participating in the syndicate. Terms and conditions of the new agreement are substantially consistent with the prior agreement, with an interest rate based on LIBOR plus 115 basis points. The Company expects to utilize the agreement to fund the acquisition of National Teachers Association Life Insurance Company, ongoing working capital, capital expenditures and general corporate expenditures.

Item 1.02:	Termination of a Material Definitive Agreement

Effective June 21, 2019, Horace Mann Educators Corporation (Company), as borrower, terminated its previous credit agreement dated June 27, 2018 with JPMorgan Chase Bank, N.A. and certain other financial institutions.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01:	Other Events

Horace Mann Educators Corporation (Company) issued a press release announcing that one of its subsidiaries, Horace Mann Life Insurance Company (HMLIC) had entered into a Reinsurance Agreement on June 24, 2019, with RGA Reinsurance Company, a subsidiary of Reinsurance Group of America, Incorporated (RGA) for the reinsurance to RGA of a $2.9 billion block of HMLIC’s in-force fixed and variable annuity business.  A copy of the press release is filed as Exhibit 99.2 to this report.
The reinsurance is effective April 1, 2019. The ceded block has approximately $2.2 billion of fixed annuity reserves reinsured on a coinsurance basis for consideration of approximately $2.3 billion. The Reinsurance Agreement will be recorded in accordance with applicable deposit accounting standards. As a result of the Reinsurance Agreement, the Company will recognize an after tax net investment gain of $107 million. The separate account assets and liabilities of approximately $0.7 billion will be reinsured on a modified coinsurance basis and thus, will remain on the Company’s consolidated financial statements, but the related results of operations will be fully reinsured by RGA.  Under the Reinsurance Agreement, HMLIC will retain its extra-contractual liabilities with respect to the ceded block.
The Reinsurance Agreement does not change or affect HMLIC's current exclusive right to continue providing its deferred fixed and variable annuity products through its agency force.

Item 9.01:	Financial Statements and Exhibits

(d)
Exhibit 10.1    Credit Agreement dated as of June 21, 2019, among Horace Mann Educators Corporation, as borrower, certain financial institutions named therein and PNC Bank, National Association, as administrative agent.

Exhibit 99.1    Glossary of Selected Terms.

Exhibit 99.2    Horace Mann Educators Corporation news release dated June 24, 2019.

Forward-looking Information

Statements included in the accompanying press release that state Horace Mann Educators Corporation's (Company) or its management's intentions, hopes, beliefs, expectations or predictions of future events or the Company's future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2019 and the Company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Kimberly A. Johnson
	Name:	Kimberly A. Johnson
	Title:	Vice President & Controller
(Principal Accounting Officer)

Date: June 24, 2019

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